                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY


                  FIRST AMENDMENT TO FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


                  This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of October 25, 2000 and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof, Bank of America, N.A., as Administrative Agent, as Collateral Agent, and as Issuing Lender, DLJ Capital Funding, Inc., as Syndication Agent and ABN AMRO Bank N.V. and Barclays Bank PLC as Co-documentation Agents, and is made with reference to that certain First Amended and Restated Credit Agreement (the "CREDIT AGREEMENT"), dated as of September 29, 2000, by and among Company, Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America, N.A., as Administrative Agent, as Collateral Agent and as Issuing Lender and ABN AMRO Bank N.V. and Barclays Bank PLC as Co-documentation Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders have agreed to amend the Credit Agreement to (1) amend the terms and conditions of the Acquisition Term Loans,
(2) provide a borrowing base for the Loans and (3) clarify that no existing Leasehold Property is a Material Leasehold Property; and

                  WHEREAS, Company and Lenders have agreed to amend the Credit Agreement in certain other respects.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENT TO SUBSECTION 1.1:  CERTAIN DEFINED TERMS.

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

         "ACCOUNTS RECEIVABLE" means, as at any date of determination thereof, the unpaid portion of the obligations as stated on the respective invoice issued to a customer of a Person with respect to Inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets asserted or granted by such Person to the respective customer; PROVIDED that no intercompany account shall be an Account Receivable.

         "BORROWING BASE" means, as at any date of determination, (a) the sum of
(1) 85% of all Eligible Accounts Receivable of Company and its Domestic Subsidiaries, (2) 45% of all Eligible Inventory of Company and its Domestic Subsidiaries and (3) the lesser of (A) (i) the sum of 40% of all Eligible Accounts Receivable of Company's Foreign Subsidiaries and (ii) 15% of all Eligible Inventory of Company's Foreign Subsidiaries and (B) $50,000,000 MINUS
(b) the outstanding principal amount of the Term Loans. Notwithstanding any other provision of this Agreement, the percentages set forth above may not be increased without the consent of all of the Lenders.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit XIV delivered to Administrative Agent by Company pursuant subsection 6.1(xvi).

         "ELIGIBLE ACCOUNTS RECEIVABLE" means, as at any date of determination, the aggregate dollar value as shown on the books and records of Company and its Subsidiaries of all Accounts Receivable; PROVIDED, HOWEVER, that unless otherwise agreed by Requisite Lenders, the following Accounts Receivable are not Eligible Accounts Receivable:

                  (i) Accounts Receivable which, at the date of issuance of the respective invoice therefor, were payable more than sixty-five (65) days after the date of issuance of such invoice;

                  (ii) Accounts Receivable which remain unpaid for more than ninety (90) days after the due date specified in the original invoice or for more than one hundred and twenty (120) days after invoice date if no due date was specified;

                  (iii) Accounts Receivable with respect to which the customer is the United States of America or any department, agency or instrumentality thereof unless, with respect to such Accounts Receivable, the Federal Assignment of Claims Act (31 U.S.C. Section
         3727) has been complied with;

                  (iv) Accounts Receivable with respect to which the customer is an Affiliate of a Person or a director, officer, agent, stockholder or employee of a Person or any of its Affiliates, other than Accounts Receivable resulting from arms-length transactions in the ordinary course of business;

                  (v) Accounts Receivable due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts Receivable of such customer have at the time remained unpaid for more than one hundred and twenty ( 120) days after the invoice date or ninety (90) days after the due date specified in the original invoice;

                  (vi) As to Accounts Receivable of Company or a Domestic Subsidiary, Accounts Receivable evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of Collateral Agent;

                  (vii) As to Accounts Receivable of Company or a Domestic Subsidiary, Accounts Receivable with respect to which Collateral Agent does not have a valid, First

         Priority Lien, and Accounts Receivable subject to any Lien except those in favor of Collateral Agent and Permitted Encumbrances junior to the Liens in favor of Collateral Agent;

                  (viii) As to Accounts Receivable of Company's Foreign Subsidiaries, Accounts Receivable subject to any Lien;

                  (ix) Accounts Receivable with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                  (x) Accounts Receivable with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or contractual right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approvals or consignment sales;

                  (xi) Accounts Receivable with respect to which there is any unresolved dispute with the customer (but only to the extent of such dispute) involving more than $150,000 in the aggregate for such customer;

                  (xii) Accounts Receivable with respect to which the customer is located in New Jersey, Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Person has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (xiii) Accounts Receivable as to which Company or a Subsidiary of Company does not have lawful and absolute title or which Accounts Receivable are not, in such Person's reasonable judgment, collectible in the ordinary course of business; and

                  (xiv) Accounts Receivable which Requisite Lenders determine in their reasonable discretion to be unacceptable for borrowing purposes.

         "ELIGIBLE INVENTORY" means as at any date of determination, the aggregate Dollar value as shown on the books and records of Company and its Subsidiaries of all Inventory (including raw materials, purchased parts and work-in-process Inventory); PROVIDED, however that unless otherwise agreed by Requisite Lenders, the following Inventory is not Eligible Inventory:

                  (i) finished goods which do not meet specifications of the purchase order for such goods in any material respect;

                  (ii) as to Inventory of Company and its Domestic Subsidiaries, Inventory with respect to which Collateral Agent does not have a valid, First Priority Lien;

                  (iii) Inventory with respect to which there exists any Lien in favor of any Person other than Collateral Agent, except, as to Inventory of Company and its Domestic Subsidiaries, Permitted Encumbrances junior to the Liens in favor of Collateral Agent;

                  (iv) Inventory produced in violation of the Fair Labor Standards Act or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

                  (v) Goods belonging to third parties that have been consigned to Company or a Subsidiary of Company;

                  (vi) Inventory in the custody of third parties for processing or manufacture;

                  (vii) Inventory in the possession of Company or a Subsidiary of Company but intended by such Person for return to the supplier thereof;

                  (viii) Inventory in the custody or possession of Company or a Subsidiary of Company on a sale-on-approval or sale-or -return basis or subject to any other repurchase or return agreement; PROVIDED however, that Company or a Subsidiary of Company having the right (but not the obligation) to return Inventory after it has been purchased by Company or a Subsidiary of Company shall not cause such Inventory not to be Eligible Inventory;

                  (ix) Inventory that is unsalable, obsolete, damaged, or otherwise unfit for sale or consumption in the normal course of business of Company or a Subsidiary of Company;

                  (x) Inventory that is subject to any bona fide dispute or other claim on the part of any Person other than the Lien in favor of Collateral Agent, or to any right of offset or counterclaim; and

                  (xi) Inventory which Requisite Lenders determine, in their reasonable discretion, to be unacceptable for borrowing purposes.

         "FIRST AMENDMENT" means the First Amendment to First Amended and Restated Credit Agreement, dated as of October 25, 2000.

         "FIRST AMENDMENT EFFECTIVE DATE" means the date on which the conditions to the effectiveness of the First Amendment are satisfied, which shall be no later than October 26, 2000.

         "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials, work in process, packaging, packing and other materials used in assembling or packaging goods or merchandise for delivery to a customer.

         "PREPAYMENT AMOUNT" means, (a) in respect of the Acquisition Term Loans, (i) until September 30, 2001, 101% of the principal amount being prepaid,
(ii) from September 30, 2001 until September 30, 2002, 100.5% of the principal amount being prepaid and (iii) thereafter, 100% of the principal amount being prepaid and (b) in respect of other Term Loans, as set forth in the Increased Commitments Agreement.

         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Material Leasehold Property" and inserting the following in lieu thereof:

         "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property (other than any Leasehold Property listed on SCHEDULE 5.5B) reasonably determined by Agents to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

1.2 AMENDMENT TO SUBSECTION 2.1: COMMITMENTS; MAKING OF REVOLVING LOANS; THE REGISTER; OPTIONAL NOTES.

         Subsection 2.1 of the Credit Agreement is hereby amended by deleting the last paragraph of subsection 2.1A(i) and inserting the following in lieu thereof:

                  "Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of (a) the Revolving Loan Commitments then in effect and (b) subject to subsection 2.4A(iii)(e), the then applicable Borrowing Base."

1.3      AMENDMENT TO SUBSECTION 2.2:  INTEREST ON THE LOANS.

         A. Subsection 2.2A of the Credit Agreement is hereby amended by deleting clause (iv) thereof and inserting the following in lieu thereof:

                  "(iv) Subject to the provisions of subsections 2.2E, 2.2G and
                  2.7 the Acquisition Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate PLUS 3.00% per annum; and ----

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS
                  4.00% per annum."

1.4 AMENDMENT TO SUBSECTION 2.4: REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATIONS OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY Guaranty.

         A. Subsection 2.4A(i) is hereby amended by deleting the second sentence thereof and inserting the following in lieu thereof:

         "Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 9:00 A.M. (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time, upon payment of the Prepayment Amount (in the case of a prepayment of the Acquisition Term Loans), prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum principal amount of $500,000 and multiples of $100,000 in excess of that amount in the case of a Base Rate Loan, and $3,000,000 and multiples of $100,000 in excess of that amount in the case of a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may only be prepaid on the expiration of the Interest Period applicable thereto."

         B. Subsection 2.4A(iii) is hereby amended by deleting clause (e) thereof and inserting the following in lieu thereof:

         "(e) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans to the extent necessary to give effect to the limitations set forth in subsection 2.1A(i); PROVIDED that if the Total Utilization of Revolving Loan Commitments exceeds the then applicable Borrowing Base solely by reason of a reduction in the Borrowing Base subsequent to the making of Swing Line Loans or Revolving Loans, then Company may prepay the Swing Line Loans or Revolving Loans, as aforesaid, within five Business Days of the date of reduction of the Borrowing Base."

         C. Subsection 2.4A(iv) is hereby amended by adding the following as clause (d) thereof:

         "(d) APPLICATION OF MANDATORY PAYMENTS OF ACQUISITION TERM LOANS. In the case of any mandatory prepayment of the Acquisition Term Loans pursuant to subsection 2.4A(iii), one or more Acquisition Term Loan Lenders may waive the right to receive the amount of such mandatory prepayment of the Acquisition Term Loans. If any such Lender elects to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to prepay the Acquisition Term Loans of such Lender shall be applied instead FIRST to the prepayment of the Revolving Loans to the extent any are then outstanding and to the permanent reduction of the Revolving Loan Commitments in an amount equal to the prepayment of the Revolving Loans and SECOND to the permanent reduction of the Revolving Loan Commitments; PROVIDED that in no event shall the Revolving Loan Commitments be reduced to an amount below $100,000,000 as a result of this subsection 2.4A(iv)(d). Any amount not so applied to mandatory prepayment of Loans may be retained by Company."

         D. Subsection 2.4B is hereby amended by deleting clause (ii) thereof and inserting the following in lieu thereof:

         "(ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan, in the case of Loans other than Acquisition Term Loans, or Prepayment Amount, in the case of Acquisition Term Loans, shall include payment of accrued interest on the principal amount being repaid or prepaid, but shall be without prepayment premium (except as provided in subsection 2.4A(i) and subsection 2.6D) and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal or Prepayment Amount."

1.5 AMENDMENT TO SUBSECTION 3.1: ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         Subsection 3.1A of the Credit Agreement is hereby amended by adding the following at the end of clause (i) thereof:

         "or if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the then applicable Borrowing Base"

1.6      AMENDMENT TO SUBSECTION 6.1: FINANCIAL STATEMENTS AND OTHER REPORTS.

         Subsection 6.1 is hereby amended by renumbering clause (xvi) as clause
(xvii) and by inserting the following as clause (xvi):

         "(xvi) BORROWING BASE CERTIFICATES: as soon as practicable and, in any event, within 15 days after the end of each calendar month, and in addition, from time to time upon the request of Administrative Agent and at any other date Company may choose, a Borrowing Base Certificate on a combined and consolidating basis as of the last date of such period or the date so requested or chosen, as the case may be; and"

1.7      AMENDMENT TO SUBSECTION 6.5: INSPECTION RIGHTS; LENDER MEETING.

         Subsection 6.5 is hereby amended by inserting the following as subsection C:

         "C. AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct an audit of all Inventory and Accounts Receivable of Company and its Subsidiaries once during each Fiscal Year (or, if an Event of Default has occurred and is continuing, once during each Fiscal Quarter). The results of the first such audit shall be delivered on or prior to December 31, 2000, and any subsequent audit shall be conducted upon the written request of Administrative Agent or any Lender delivered to Company and (if such request is made by a Lender) Administrative Agent. Each such audit shall be satisfactory in scope and substance to Administrative Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested."

1.8      AMENDMENT TO SUBSECTION 11.2: EXPENSES.

         Subsection 11.2 is hereby amended by deleting clause (vi) thereof and inserting the following in lieu thereof:

         "(vi) the costs of any audits or reports provided for under subsection 6.5C with respect to Inventory or Accounts Receivable of Company and its Subsidiaries and the costs of custody or preservation of any of the Collateral;"

1.9      AMENDMENTS TO EXHIBITS AND SCHEDULES.

         A. The Credit Agreement is hereby amended by adding Exhibit XIV hereto as Exhibit XIV thereto.

         B. Schedule 5.5B to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Schedule 5.5B hereto in lieu thereof.

         C. Schedule 5.1 to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Schedule 5.1 hereto in lieu thereof.

SECTION 2. CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the effectiveness of this Amendment as provided in Section 4 and upon satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"). Company shall deliver to Administrative Agent the following:

         1. Resolutions of the Board of Directors of Company, approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         2. Signature and incumbency certificates of the officers of Company;

         3. Opinions of counsel to Company in form and substance satisfactory to the Agents and their counsel; and

         4. A Borrowing Base Certificate as of September 30, 2000.

SECTION 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         In order to induce Lenders to enter into this Amendment, Company hereby represents, warrants and agrees that after giving effect to this Amendment:

                  (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

                  (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                  (c) as of the date hereof, Company has performed all agreements to be performed on its part as set forth in the Credit Agreement, unless performance of any such agreements has been previously waived; and

                  (d) as of the date hereof, there is no pending or, to the knowledge of Company, threatened action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

SECTION 4. COUNTERPARTS; EFFECTIVENESS

         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Subject to the provisions of Section 2, this Amendment shall become effective upon the execution of counterparts hereof by Company, Administrative Agent, Collateral Agent, Syndication Agent, and Requisite Lenders, and, in each case, receipt by Company, Administrative Agent, Collateral Agent and Syndication Agent of written notification of such execution and authorization of delivery thereof.

SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN
           DOCUMENTS

         On and after the First Amendment Effective Date:

                  (a) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby;

                  (b) except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

                  (c) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Collateral Agent, Administrative Agent, Syndication Agent or any of the Lenders under the Credit Agreement or any of the other Loan Documents.

SECTION 6. GOVERNING LAW

         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 7. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

         Each guarantor listed on the signature pages hereof ("GUARANTORS") hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

                [The remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



COMPANY:                        MANUFACTURERS' SERVICES LIMITED

                                By: /s/ John D. MacInnes
                                    ------------------------------------------
                                    JOHN D. MACINNES

                                Title: Treasurer
                                       ---------------------------------------


ADMINISTRATIVE AND
COLLATERAL AGENT:               BANK OF AMERICA, N.A.
                                as Administrative Agent and as Collateral Agent



                                By: /s/ Liliana Claar
                                    ------------------------------------------
                                    LILIANA CLAAR

                                Title: Vice President
                                       ---------------------------------------



LENDERS:

                                BANK OF AMERICA, N.A.,
                                individually and as Issuing Lender



                                By: /s/ James P. Johnson
                                    ------------------------------------------
                                    JAMES P. JOHNSON

                                Title: Managing Director
                                       ---------------------------------------


                                DLJ CAPITAL FUNDING, INC.,
                                individually and as Syndication Agent



                                By:____________________________________________

                                Title:_________________________________________

                                ABN AMRO BANK N.V.



By: /s/ Richard R. DaCosta             By: /s/ Lynn R. Schade
    -----------------------------          -------------------------------
    RICHARD R. DACOSTA                     LYNN R. SCHADE

Title: Group Vice President                Title: Vice President
       --------------------------                 ------------------------

                                       THE BANK OF NOVA SCOTIA



                                       By: /s/ T.M. Pitcher
                                           -------------------------------
                                           T.M. PITCHER

                                       Title: Authorized Signatory
                                              ----------------------------


                                       BARCLAYS BANK PLC



                                       By: /s/ John Diamond
                                           -------------------------------
                                           JOHN DIAMOND

                                       Title: Director
                                              ----------------------------


                                       THE CHASE MANHATTAN BANK



                                       By:
                                           -------------------------------


                                       Title:
                                              ----------------------------


                                       CITIZENS BANK OF MASSACHUSETTS



                                       By: /s/ R. Scott Haskell
                                           -------------------------------
                                           R. SCOTT HASKELL

                                       Title: Vice President
                                              ----------------------------

                                GMAC CC COMMERCIAL CREDIT LLC



                                By:____________________________________________

                                Title:_________________________________________


                                IBM CREDIT CORPORATION



                                By:____________________________________________

                                Title:_________________________________________


                                THE PROVIDENT BANK



                                By: /s/ Marshall M. Stuart
                                    ------------------------------------------
                                    MARSHALL M. STUART

                                Title: Vice President
                                       ---------------------------------------


                                TEXTRON FINANCIAL CORPORATION



                                By: /s/ illegible
                                    ------------------------------------------
                                    ILLEGIBLE

                                Title: Managing Director
                                       ---------------------------------------

                                       UPS CAPITAL CORPORATION



                                       By:
                                           -------------------------------


                                       Title:
                                              ----------------------------


                                       ERSTE BANK, NEW YORK BRANCH



By: /s/ John S. Runnlon                By: /s/ Robert J. Wagman
    -----------------------------          -------------------------------
    JOHN S. RUNNLON                        ROBERT J. WAGMAN

Title: First Vice President                Title: Assistant Vice President
       --------------------------                 ------------------------
Erste Bank New York Branch                 Erste Bank New York Branch



GUARANTORS:                            MANUFACTURERS' SERVICES LIMITED

                                       By: /s/ John D. MacInnes
                                           -------------------------------
                                           JOHN D. MACINNES

                                       Title: Treasurer
                                              ----------------------------


                                       MANUFACTURERS' SERVICES CENTRAL
                                       U.S. OPERATIONS, INC.



                                       By: /s/ John D. MacInnes
                                           -------------------------------
                                           JOHN D. MACINNES

                                       Title: Treasurer
                                              ----------------------------


                                       MANUFACTURERS' SERVICES WESTERN
                                       U.S. OPERATIONS, INC



                                       By: /s/ John D. MacInnes
                                           -------------------------------
                                           JOHN D. MACINNES

                                       Title: Treasurer
                                              ----------------------------

                                       MANUFACTURERS' SERVICES SALT LAKE
                                       CITY OPERATIONS, INC.



                                       By: /s/ John D. MacInnes
                                           -------------------------------
                                           JOHN D. MACINNES

                                       Title: Treasurer
                                              ----------------------------


                                       MSL SPV SPAIN, INC.



                                       By: /s/ John D. MacInnes
                                           -------------------------------
                                           JOHN D. MACINNES

                                       Title: Treasurer
                                              ----------------------------


                                       MSL/QUALITRONICS, INC.



                                       By: /s/ Edward DeJesus
                                           -------------------------------
                                           EDWARD DEJESUS

                                       Title: Treasurer
                                              ----------------------------